UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2015

GRUBHUB INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36389	46-2908664
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 W. Washington Street, Suite 2100, Chicago, Illinois		60602
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 585-7878

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
(a)	GrubHub Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders on May 20, 2015.

(b)	Stockholders voted on the matters set forth below.

1.  Each of the Class I director nominees to the Board of Directors was elected to hold office until the Company’s 2018 annual meeting of stockholders and until his successor has been duly elected and qualified based upon the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
J. William Gurley	53,789,517	148,785	13,331,407
Matthew Maloney	53,883,213	55,089	13,331,407
Brian McAndrews	52,769,805	1,168,497	13,331,407

2.  The proposal to ratify the appointment of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was approved based upon the following votes:

Votes For	Votes Against	Abstentions
67,156,708	20,849	92,152

3.  The proposal to approve the adoption of the GrubHub Inc. 2015 Long-Term Incentive Plan was approved based upon the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
51,640,377	2,276,569	21,356	13,331,407

(c)	Not applicable

(d)	Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRUBHUB INC.

Date: May 20, 2015	By:	/s/ Adam DeWitt
Adam DeWitt
Chief Financial Officer